Exhibit 99.1

FedEx Corp. Reports Third Quarter Earnings

MEMPHIS, Tenn., March 21, 2017 ... FedEx Corp. (NYSE: FDX) today reported earnings of $2.07 per diluted share ($2.35 per diluted share on an adjusted basis) for the third quarter ended February 28, compared to earnings of $1.84 per diluted share a year ago ($2.51 per diluted share last year on an adjusted basis).

This year’s and last year’s quarterly consolidated earnings have been adjusted for:

Impact per diluted share	Third Quarter
	Fiscal 2017	Fiscal 2016
TNT Express integration expenses	$0.23	$—
TNT Express intangible asset amortization	0.05	—
Legal matters	—	0.61
TNT Express acquisition expenses	—	0.06

“Our worldwide FedEx team delivered an outstanding peak season. Even with our highest volumes ever, we achieved record service levels,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “We are confident our strategic investments to expand our global scope and portfolio of solutions position FedEx for greater long-term profitable growth as we adapt to meet the evolving needs of our customers.”

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Third Quarter Results

FedEx Corp. reported the following consolidated results for the third quarter (adjusted measures exclude TNT Express integration expenses, which include restructuring charges at TNT Express, and intangible asset amortization expense from this year’s results and expenses related to FedEx Ground and FedEx Trade Networks legal matters and the TNT Express acquisition from last year’s results):

	Fiscal 2017		Fiscal 2016
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$15.0 billion	$15.0 billion	$12.7 billion	$12.7 billion
Operating income	$1.03 billion	$1.12 billion	$864 million	$1.16 billion
Operating margin	6.8%	7.5%	6.8%	9.2%
Net income	$562 million	$638 million	$507 million	$692 million
Diluted EPS	$2.07	$2.35	$1.84	$2.51

Operating results were impacted by the significantly negative net impact of fuel and one fewer operating day at FedEx Express and FedEx Ground, and network expansion at FedEx Ground. These factors were partially offset by the benefits from yield growth at all of the company’s transportation segments.

Outlook

FedEx is unable to forecast the fiscal 2017 year-end mark-to-market (“MTM”) pension accounting adjustments. As a result, the company is unable to provide fiscal 2017 earnings guidance on a GAAP basis.

Before year-end MTM pension accounting adjustments, earnings are now projected to be $10.80 to $11.30 per diluted share for fiscal 2017. This forecast includes TNT Express results and assumes moderate economic growth. The earnings forecast before year-end MTM pension accounting adjustments and excluding TNT Express integration expenses, including restructuring charges, and intangible asset amortization remains $11.85 to $12.35 per diluted share for fiscal 2017. The capital spending forecast for the fiscal year is now $5.3 billion, down $300 million, due to a reduced FedEx Ground spending forecast.

The company is targeting operating income improvement at the FedEx Express group of $1.2 billion to $1.5 billion in fiscal 2020 versus fiscal 2017, assuming moderate economic growth and current accounting and tax rules. The operating income target includes expected TNT Express synergies as well as base business and other operational improvements across the global FedEx Express network.

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“During the next three years, the benefits of the TNT Express integration, fleet modernization, yield management, e-commerce growth and investments in network capabilities and efficiency will drive significant earnings growth,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer.

FedEx Express Segment

For the third quarter, the FedEx Express segment reported (adjusted measures exclude TNT Express integration expenses):

	Fiscal 2017		Fiscal 2016
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$6.78 billion	$6.78 billion	$6.56 billion
Operating income	$555 million	$586 million	$595 million
Operating income YOY change %	(7%)	(2%)
Operating margin	8.2%	8.6%	9.1%

Revenue increased 3% as higher base rates and package volume were partially offset by the negative impact from one fewer operating day.

Operating income declined due to the significantly negative net impact of fuel and one fewer operating day. As-reported results include $31 million of expenses related to the integration of TNT Express.

TNT Express Segment

For the third quarter, the TNT Express segment reported (adjusted measures exclude TNT Express integration expenses, including restructuring charges, and intangible asset amortization expense):

Fiscal 2017
	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$1.79 billion	$1.79 billion
Operating income	$2 million	$40 million
Operating margin	0.1%	2.2%

The TNT Express as-reported results include $16 million of intangible asset amortization expense and $22 million of integration expenses, including restructuring charges.

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FedEx Ground Segment

For the third quarter, the FedEx Ground segment reported:

	Fiscal 2017	Fiscal 2016	Change
Revenue	$4.69 billion	$4.41 billion	6%
Operating income	$515 million	$557 million	(8%)
Operating margin	11.0%	12.6%	(1.6 pts)

Revenue increased as higher base rates and commercial volume growth were partially offset by lower residential volume, driven by yield management actions, and the negative impact from one fewer operating day.

Operating results decreased due to higher rent, depreciation and staffing as a result of network expansion, the negative net fuel impact and one fewer operating day.

FedEx Freight Segment

For the third quarter, the FedEx Freight segment reported:

	Fiscal 2017	Fiscal 2016	Change
Revenue	$1.49 billion	$1.45 billion	3%
Operating income	$41 million	$56 million	(27%)
Operating margin	2.7%	3.9%	(1.2 pts)

Revenue increased due to higher base rates and fuel surcharges. Average daily shipments were flat as the company focuses on revenue quality in a continued weak U.S. industrial environment.

Operating results decreased due to the impact from higher salaries and wages and increased information technology expenses.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $58 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 400,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards

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and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks, Statistical Books and third quarter fiscal 2017 Earnings Presentation. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on March 21, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (“SEC”) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame, our ability to match capacity to shifting volume levels, changes in fuel prices or currency exchange rates, a significant data breach or other disruption to our technology infrastructure, legal challenges or changes related to FedEx Ground’s owner-operators and the drivers providing services on their behalf, new U.S. domestic or international government regulation, our ability to effectively operate, integrate and leverage acquired businesses, disruptions or modifications in service by, or changes in the business of, the U.S. Postal Service, the impact from any terrorist activities or international conflicts and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Third Quarter Fiscal 2017 and Fiscal 2016 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted third quarter fiscal 2017 and 2016 consolidated operating income and margin, net income and diluted earnings per share, and adjusted third quarter fiscal 2017 FedEx Express segment and TNT Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	TNT Express integration expenses;

•	TNT Express intangible asset amortization;

•	Expenses in connection with the settlement of (and certain expected losses related to) independent contractor litigation matters involving FedEx Ground, net of recognized insurance recovery;

•	Expenses in connection with the settlement of a U.S. Customs and Border Protection matter involving FedEx Trade Networks, net of recognized insurance recovery; and

•	TNT Express acquisition expenses.

We expect to incur significant expenses over the next few years in connection with our integration of TNT Express. We have adjusted the applicable fiscal 2017 third quarter financial measures to exclude these items because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and wages, advertising expenses and travel. Internal salaries and wages are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses also include restructuring charges at TNT Express.

We will also have recurring intangible asset amortization expenses. The company and TNT Express incurred, and will continue incurring, these expenses solely as a result of the company’s acquisition of TNT Express and the related purchase accounting treatment. We excluded intangible asset amortization from the company’s and the TNT Express segment’s fiscal 2017

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third quarter non-GAAP financial results to help investors understand the impact of these expenses on TNT Express’s base business and to facilitate the overall comparability of the company’s consolidated financial results. We will not adjust our financial results for intangible asset amortization beginning in fiscal 2018 because the company’s and the TNT Express segment’s financial results will be comparable year-over-year at that time. Given the timing and complexity of the TNT Express acquisition, the presentation of the TNT Express segment in the company’s financial statements, including the allocation of the purchase price, continues to be preliminary and will likely change in the fourth quarter, perhaps significantly, as additional information concerning the fair value estimates of the assets acquired and liabilities assumed as of the acquisition date is obtained during the remainder of the fiscal year. We will complete our purchase price allocation during the fourth quarter of fiscal 2017.

The litigation-related matters are excluded from our fiscal 2016 third quarter non-GAAP financial measures because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

The TNT Express acquisition expenses are excluded from our fiscal 2016 third quarter non-GAAP financial measures because these items impacted the year-over-year comparability of our financial statements and are not related to our core operating performance.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

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Fiscal 2017 Earnings Guidance

Our fiscal 2017 earnings guidance is a non-GAAP financial measure because it excludes the fiscal 2017 year-end MTM pension accounting adjustments, projected fiscal 2017 TNT Express integration expenses, including restructuring charges at TNT Express, and projected fiscal 2017 TNT Express intangible asset amortization. We have provided this non-GAAP earnings guidance measure for the same reasons that were outlined above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM pension accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our earnings guidance. For this reason, a full reconciliation of our fiscal 2017 earnings guidance to the most directly comparable GAAP measure is impracticable. It is reasonably possible, however, that our fourth quarter fiscal 2017 MTM pension accounting adjustments could have a material impact on our fiscal 2017 consolidated financial results. The last table included below outlines the impact of the items that are excluded from our earnings guidance, other than the year-end MTM pension accounting adjustments.

Third Quarter Fiscal 2017

FedEx Corporation

Dollars in millions, except EPS	Operating		Income Taxes[2]	Net Income[3]	Diluted Earnings Per Share
	Income	Margin[1]

GAAP measure	$1,025	6.8%	$337	$562	$2.07
TNT Express integration expenses[4]	78	0.5%	15	63	0.23
TNT Express intangible asset amortization	16	0.1%	3	13	0.05

Non-GAAP measure	$1,119	7.5%	$355	$638	$2.35

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Third Quarter Fiscal 2017

FedEx Express Segment

Dollars in millions	Operating
	Income	Margin[1]
GAAP measure	$555	8.2%
TNT Express integration expenses	31	0.5%

Non-GAAP measure	$586	8.6%

TNT Express Segment

Dollars in millions	Operating
	Income	Margin
GAAP measure	$2	0.1%
TNT Express integration expenses	22	1.2%
TNT Express intangible asset amortization	16	0.9%

Non-GAAP measure	$40	2.2%

Third Quarter Fiscal 2016

FedEx Corporation

Dollars in millions, except EPS	Operating		Income Taxes[1,2]	Net Income[1,3]	Diluted Earnings Per Share
	Income	Margin[1]

GAAP measure	$864	6.8%	$275	$507	$1.84
FedEx Ground legal matters[5]	204	1.6%	78	126	0.46
FedEx Trade Networks legal matter[5]	69	0.5%	26	43	0.15
TNT Express acquisition expenses	23	0.2%	8	15	0.06

Non-GAAP measure	$1,160	9.2%	$388	$692	$2.51

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Fiscal 2017 Earnings Guidance

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before MTM pension adjustments (non-GAAP)[6]		$10.80 to $11.30
TNT Express integration expenses	$300
Income tax effect[2]	(72)

Net of tax effect	$228	0.84

TNT Express intangible asset amortization	$75
Income tax effect[2]	(17)

Net of tax effect	$58	0.21

Earnings per diluted share with adjustments[6]		$11.85 to $12.35

Notes:

1 –	Does not sum to total due to rounding.
2 –	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
3 –	Effect of “Total other (expense) income” on net income amount not shown.
4 –	These expenses, including restructuring charges at TNT Express, were recognized at FedEx Corporate ($25 million), FedEx Express ($31 million) and TNT Express ($22 million).
5 –	Net of recognized insurance recovery.
6 –	The year-end MTM pension accounting adjustments, which are impracticable to calculate at this time, are excluded.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2017

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2017	Feb. 29, 2016%		Feb. 28, 2017	Feb. 29, 2016%
Revenue:
FedEx Express segment	$6,779	$6,557	3%	$20,178	$19,736	2%
TNT Express segment	1,790	—	NM	5,493	—	NM
FedEx Ground segment	4,688	4,408	6%	13,397	12,288	9%
FedEx Freight segment	1,492	1,447	3%	4,747	4,595	3%
FedEx Services segment	389	384	1%	1,198	1,177	2%
Eliminations and other	(141)	(142)	1%	(422)	(410)	(3%)

Total Revenue	14,997	12,654	19%	44,591	37,386	19%

Operating Expenses:
Salaries and employee benefits	5,395	4,712	14%	16,059	13,807	16%
Purchased transportation	3,498	2,623	33%	10,169	7,505	35%
Rentals and landing fees	834	744	12%	2,426	2,121	14%
Depreciation and amortization	762	663	15%	2,241	1,964	14%
Fuel	735	537	37%	2,043	1,864	10%
Maintenance and repairs	588	504	17%	1,765	1,581	12%
Other	2,160	2,007	8%	6,432	5,399	19%

Total Operating Expenses	13,972	11,790	19%	41,135	34,241	20%

Operating Income:
FedEx Express segment	555	595	(7%)	1,815	1,762	3%
TNT Express segment	2	—	NM	58	—	NM
FedEx Ground segment	515	557	(8%)	1,590	1,620	(2%)
FedEx Freight segment	41	56	(27%)	264	289	(9%)
Eliminations, corporate and other	(88)	(344)	74%	(271)	(526)	48%

Total Operating Income	1,025	864	19%	3,456	3,145	10%

Other Expense:
Interest, net	(122)	(81)	(51%)	(354)	(218)	(62%)
Other, net	(4)	(1)	NM	17	(6)	NM

Total Other Expense	(126)	(82)	(54%)	(337)	(224)	(50%)

Pretax Income	899	782	15%	3,119	2,921	7%

Provision for Income Taxes	337	275	23%	1,142	1,031	11%

Net Income	$562	$507	11%	$1,977	$1,890	5%

Diluted Earnings Per Share	$2.07	$1.84	13%	$7.31	$6.71	9%

Weighted Average Common and Common Equivalent Shares	271	275	(1%)	270	281	(4%)

Capital Expenditures	$1,109	$1,000	11%	$3,790	$3,562	6%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2017

(In millions)

	Feb. 28, 2017
	(Unaudited)	May 31, 2016
ASSETS

Current Assets
Cash and cash equivalents	$3,173	$3,534
Receivables, less allowances	7,418	7,252
Spare parts, supplies and fuel, less allowances	527	496
Prepaid expenses and other	820	707

Total current assets	11,938	11,989

Property and Equipment, at Cost	49,752	47,018
Less accumulated depreciation and amortization	24,139	22,734

Net property and equipment	25,613	24,284

Other Long-Term Assets
Goodwill	7,000	6,747
Other assets	2,230	2,939

Total other long-term assets	9,230	9,686

	$46,781	$45,959

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$45	$29
Accrued salaries and employee benefits	1,690	1,972
Accounts payable	2,707	2,944
Accrued expenses	3,008	3,063

Total current liabilities	7,450	8,008

Long-Term Debt, Less Current Portion	14,713	13,733

Other Long-Term Liabilities
Deferred income taxes	2,299	1,567
Pension, postretirement healthcare and other benefit obligations	4,670	6,227
Self-insurance accruals	1,376	1,314
Deferred lease obligations	456	400
Deferred gains, principally related to aircraft transactions	142	155
Other liabilities	491	771

Total other long-term liabilities	9,434	10,434

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,976	2,892
Retained earnings	19,830	18,371
Accumulated other comprehensive loss	(334)	(169)
Treasury stock, at cost	(7,320)	(7,342)

Total common stockholders’ investment	15,184	13,784

	$46,781	$45,959

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2017

(In millions)

(Unaudited)

	Nine Months Ended
	Feb. 28, 2017	Feb. 29, 2016

Operating Activities:
Net income	$1,977	$1,890
Noncash charges:
Depreciation and amortization	2,241	1,964
Other, net	712	493
Gain from sale of an investment	(35)	—
Changes in operating assets and liabilities, net	(2,250)	(551)

Net cash provided by operating activities	2,645	3,796

Investing Activities:
Capital expenditures	(3,790)	(3,562)
Proceeds from asset dispositions and other, net	123	(17)

Net cash used in investing activities	(3,667)	(3,579)

Financing Activities:
Principal payments on debt	(49)	(28)
Proceeds from debt issuances	1,190	1,238
Proceeds from stock issuances	265	79
Dividends paid	(319)	(210)
Purchases of treasury stock	(358)	(2,133)
Other, net	2	(7)

Net cash provided by (used in) financing activities	731	(1,061)

Effect of exchange rate changes on cash	(70)	(78)

Net decrease in cash and cash equivalents	(361)	(922)

Cash and cash equivalents at beginning of period	3,534	3,763

Cash and cash equivalents at end of period	$3,173	$2,841

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2017	Feb. 29, 2016%		Feb. 28, 2017	Feb. 29, 2016%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,742	$1,704	2%	$5,173	$5,044	3%
U.S. Overnight Envelope	422	408	3%	1,287	1,227	5%

Total U.S. Overnight	2,164	2,112	2%	6,460	6,271	3%
U.S. Deferred	954	926	3%	2,598	2,568	1%

Total U.S. Package Revenue	3,118	3,038	3%	9,058	8,839	2%

International Priority	1,398	1,346	4%	4,275	4,243	1%
International Economy	570	546	4%	1,759	1,688	4%

Total International Export Package	1,968	1,892	4%	6,034	5,931	2%
International Domestic[1]	312	303	3%	964	966	—

Total Package Revenue	5,398	5,233	3%	16,056	15,736	2%

Freight Revenue:

U.S.	667	647	3%	1,895	1,798	5%
International Priority	355	325	9%	1,093	1,029	6%
International Airfreight	28	30	(7%)	82	98	(16%)

Total Freight Revenue	1,050	1,002	5%	3,070	2,925	5%

Other Revenue[2]	331	322	3%	1,052	1,075	(2%)

Total Express Revenue	$6,779	$6,557	3%	$20,178	$19,736	2%

Operating Expenses:
Salaries and employee benefits	2,662	2,602	2%	7,854	7,638	3%
Purchased transportation	562	545	3%	1,722	1,762	(2%)
Rentals and landing fees	431	452	(5%)	1,230	1,261	(2%)
Depreciation and amortization	360	342	5%	1,068	1,038	3%
Fuel	572	455	26%	1,582	1,579	—
Maintenance and repairs	348	306	14%	1,044	981	6%
Intercompany charges	467	464	1%	1,392	1,371	2%
Other	822	796	3%	2,471	2,344	5%

Total Operating Expenses	6,224	5,962	4%	18,363	17,974	2%

Operating Income	$555	$595	(7%)	$1,815	$1,762	3%

Operating Margin	8.2%	9.1%	(0.9 pts )	9.0%	8.9%	0.1 pts

1 - International Domestic revenues represent international intra-country operations.

2 - Includes FedEx Trade Networks and FedEx SupplyChain Systems.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Third Quarter Fiscal 2017

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2017	Feb. 29, 2016%		Feb. 28, 2017	Feb. 29, 2016%
PACKAGE STATISTICS[1]

Average Daily Package Volume (000s):
U.S. Overnight Box	1,322	1,316	—	1,286	1,271	1%
U.S. Overnight Envelope	549	535	3%	559	536	4%

Total U.S. Overnight Package	1,871	1,851	1%	1,845	1,807	2%
U.S. Deferred	1,025	1,015	1%	904	926	(2%)

Total U.S. Domestic Package	2,896	2,866	1%	2,749	2,733	1%

International Priority	407	386	5%	400	393	2%
International Economy	182	179	2%	183	180	2%

Total International Export Package	589	565	4%	583	573	2%
International Domestic[2]	943	878	7%	933	895	4%

Total Average Daily Packages	4,428	4,309	3%	4,265	4,201	2%

Yield (Revenue Per Package):
U.S. Overnight Box	$21.24	$20.56	3%	$21.17	$20.77	2%
U.S. Overnight Envelope	12.41	12.11	2%	12.12	11.99	1%

U.S. Overnight Composite	18.65	18.11	3%	18.43	18.17	1%
U.S. Deferred	15.00	14.48	4%	15.13	14.52	4%

U.S. Domestic Composite	17.36	16.83	3%	17.34	16.93	2%

International Priority	55.42	55.35	—	56.25	56.59	(1%)
International Economy	50.56	48.36	5%	50.60	49.02	3%

Total International Export Composite	53.92	53.14	1%	54.48	54.21	—
International Domestic[2]	5.34	5.47	(2%)	5.44	5.65	(4%)

Composite Package Yield	$19.66	$19.27	2%	$19.82	$19.61	1%

FREIGHT STATISTICS

Average Daily Freight Pounds (000s):
U.S.	8,458	8,340	1%	8,231	7,937	4%
International Priority	2,592	2,414	7%	2,622	2,503	5%
International Airfreight	645	622	4%	610	636	(4%)

Total Avg Daily Freight Pounds	11,695	11,376	3%	11,463	11,076	3%

Revenue Per Freight Pound:
U.S.	$1.27	$1.23	3%	$1.21	$1.19	2%
International Priority	2.21	2.14	3%	2.19	2.15	2%
International Airfreight	0.71	0.76	(7%)	0.71	0.81	(12%)

Composite Freight Yield	$1.45	$1.40	4%	$1.41	$1.38	2%

Operating Weekdays	62	63	(2%)	190	191	(1%)

1 - Package and freight statistics include only the operations of FedEx Express.

2 - International Domestic revenues represent international intra-country operations.

TNT EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended Feb. 28, 2017	Nine Months Ended Feb. 28, 2017
FINANCIAL HIGHLIGHTS

Revenue	$1,790	$5,493

Operating Expenses:
Salaries and employee benefits	508	1,539
Purchased transportation	724	2,241
Rentals and landing fees	80	253
Depreciation and amortization	60	184
Fuel	61	171
Maintenance and repairs	38	114
Intercompany charges	6	11
Other	311	922

Total Operating Expenses	1,788	5,435

Operating Income	$2	$58

Operating Margin	0.1%	1.1%

OPERATING STATISTICS

Operating Weekdays	64	190

Package:
Average Daily Package Volume (000s)	1,034	1,007
Yield (Revenue Per Package)	$24.15	$24.96

Freight:
Average Daily Freight Pounds (000s)	3,169	3,451
Revenue Per Freight Pound	$0.54	$0.60

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2016

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2017	Feb. 29, 2016%		Feb. 28, 2017	Feb. 29, 2016%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$4,296	$4,025	7%	$12,202	$11,161	9%
FedEx Supply Chain	392	383	2%	1,195	1,127	6%

Total Revenues	$4,688	$4,408	6%	$13,397	$12,288	9%

Operating Expenses:
Salaries and employee benefits	834	756	10%	2,420	2,105	15%
Purchased transportation	2,015	1,891	7%	5,568	5,130	9%
Rentals	197	166	19%	567	466	22%
Depreciation and amortization	177	159	11%	508	451	13%
Fuel	3	3	—	8	8	—
Maintenance and repairs	83	71	17%	237	209	13%
Intercompany charges	330	312	6%	983	910	8%
Other	534	493	8%	1,516	1,389	9%

Total Operating Expenses	4,173	3,851	8%	11,807	10,668	11%

Operating Income	$515	$557	(8%)	$1,590	$1,620	(2%)

Operating Margin	11.0%	12.6%	(1.6 pts )	11.9%	13.2%	(1.3 pts )

OPERATING STATISTICS[1]

Operating Weekdays	62	63	(2%)	190	191	(1%)

Average Daily Package Volume (000s)	8,522	8,339	2%	7,963	7,551	5%

Yield (Revenue Per Package)	$8.12	$7.65	6%	$8.05	$7.72	4%

1 - Operating statistics include only the operations of FedEx Ground (including FedEx SmartPost).

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2017	Feb. 29, 2016%		Feb. 28, 2017	Feb. 29, 2016%
FINANCIAL HIGHLIGHTS

Revenue	$1,492	$1,447	3%	$4,747	$4,595	3%

Operating Expenses:
Salaries and employee benefits	733	716	2%	2,266	2,168	5%
Purchased transportation	230	223	3%	739	720	3%
Rentals	36	33	9%	101	109	(7%)
Depreciation and amortization	69	65	6%	199	185	8%
Fuel	99	80	24%	282	277	2%
Maintenance and repairs	50	48	4%	159	154	3%
Intercompany charges	120	112	7%	370	337	10%
Other	114	114	—	367	356	3%

Total Operating Expenses	1,451	1,391	4%	4,483	4,306	4%

Operating Income	$41	$56	(27%)	$264	$289	(9%)

Operating Margin	2.7%	3.9%	(1.2 pts )	5.6%	6.3%	(0.7 pts )

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—	189	189	—

Average Daily LTL Shipments (000s)
Priority	65.6	64.7	1%	70.3	66.7	5%
Economy	29.0	30.0	(3%)	30.9	30.7	1%

Total Average Daily LTL Shipments	94.6	94.7	—	101.2	97.4	4%

Weight Per LTL Shipment (lbs)
Priority	1,179	1,189	(1%)	1,173	1,189	(1%)
Economy	1,155	1,152	—	1,121	1,154	(3%)

Composite Weight Per LTL Shipment	1,172	1,177	—	1,157	1,178	(2%)

LTL Revenue/Shipment
Priority	$224.63	$218.15	3%	$220.64	$220.03	—
Economy	272.74	258.35	6%	262.72	263.84	—

Composite LTL Revenue/Shipment	$239.82	$231.61	4%	$233.64	$234.07	—

LTL Yield (Revenue/CWT)
Priority	$19.06	$18.35	4%	$18.81	$18.51	2%
Economy	23.61	22.42	5%	23.44	22.86	3%

Composite LTL Yield	$20.47	$19.67	4%	$20.19	$19.87	2%